EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Media Inquiries

Garrett Mann

Sr. Director of Corporate Communications

TechTarget, Inc.

617-431-9371

gmann@techtarget.com

TechTarget Names Rebecca Kitchens President and Steve Niemiec Chief Operating Officer & Chief Revenue Officer

The Company taps two 19+ year TechTarget veterans to strengthen leadership team and help drive next period of growth

Newton, MA — December 21, 2022 — TechTarget, Inc. (Nasdaq: TTGT), the global leader in B2B technology purchase intent data and services, today announced that it has promoted Rebecca Kitchens from Executive Vice President & Publisher to President and Steve Niemiec from Chief Revenue Officer to Chief Operating Officer & Chief Revenue Officer, effective January 1, 2023.

In her new role as President, Kitchens will oversee several high-impact, business critical functions including: Market Development, Segment Marketing, Editorial, Audience & SEO, Customer Strategy & Enablement, Customer Success Operations, Product Operations and will continue to head TechTarget’s Enterprise Strategy Group Division. She is responsible for continuing to advance organizational alignment, expanding communications and developing best-of-breed approaches to support TechTarget’s evolving business.

In his new role, Niemiec will oversee Sales Strategy, Development, Enablement & Operations, together with Corporate Marketing. This will bring end-to-end visibility of revenue operations from demand generation through sales execution and aid in the implementation of best practices in the field. Likewise, it will enable fast and effective measurability, resource allocations and decision-making across go-to-market initiatives.

Kitchens has been with TechTarget since 2002, coming up through the Sales organization and expanding her success as a leader of our Market Development, Publishing, and Editorial businesses. Niemiec joined TechTarget in 2003 in the Sales organization, ultimately becoming TechTarget’s first-ever Chief Revenue Officer.

“Our business has changed significantly even over the past couple of years and how we service the business must evolve as well,” said Michael Cotoia, Chief Executive Officer, TechTarget. “These moves will help us to capitalize on the right opportunities, scale the business, streamline our processes and strategically align our resources for maximum impact.”

“When you look at leadership, you look for people who can identify the right opportunities for the business, take on any challenge, make thoughtful and fast decisions and put people in the best positions to succeed.

I am incredibly confident in Rebecca and Steve’s abilities to lead TechTarget’s next period of growth,” continued Cotoia.

About TechTarget

TechTarget (Nasdaq: TTGT) is the global leader in purchase intent-driven marketing and sales services that deliver business impact for enterprise technology companies. By creating abundant, high-quality editorial content across more than 150 highly targeted technology-specific websites and 1,125 channels, TechTarget attracts and nurtures communities of technology buyers researching their companies’ information technology needs. By understanding these buyers’ content consumption behaviors, TechTarget creates the purchase intent insights that fuel efficient and effective marketing and sales activities for clients around the world.

TechTarget has offices in Boston, London, Munich, New York, Paris, Singapore and Sydney. For more information, visit techtarget.com and follow us on LinkedIn.

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